UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 16, 2005
Tesoro Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-3473 (Commission File Number)	95-0862768 (IRS Employer Identification No.)

300 Concord Plaza Drive San Antonio, Texas (Address of principal executive offices)	78216-6999 (Zip Code)
(210) 828-8484
(Registrant’s telephone number,
including area code)
Not Applicable
(Former name or former address, if
changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On December 16, 2005, Tesoro Corporation (“Tesoro”) issued a press release (the “Press Release”) announcing the completion of its previously announced redemption of all of its outstanding 9 5/8% Senior Subordinated Notes due 2008 (the “2008 Subordinated Notes”). The 2008 Subordinated Notes were redeemed in accordance with the terms of such notes at the redemption price of 104.813% of the principal amount plus unpaid and accrued interest to the date of redemption, December 16, 2005. The total aggregate redemption price was approximately $23 million, including approximately $260,000 of accrued interest. Tesoro utilized cash on hand to fund the redemption. The Press Release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.

99.1	Press Release issued on December 16, 2005 by Tesoro Corporation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date:December 16, 2005

TESORO CORPORATION
By:	/s/ OTTO C. SCHWETHELM
Otto C. Schwethelm
Vice President and Controller

Index to Exhibits

Exhibit Number	Description
99.1	Press Release issued on December 16, 2005 by Tesoro Corporation.